UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PORTER BANCORP, INC.

(Exact name of registrant as specified in its charter)

KENTUCKY (State of incorporation or organization)	61-1142247 (I.R.S. Employer Identification No.)

2500 Eastpoint Parkway

Louisville, Kentucky 40223

(502) 499-4800

(Address and phone number of principal executive offices)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration file number to which this form relates: 333-133198

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, no par value (Title of Class)	The NASDAQ Stock Market, LLC

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock of the Registrant set forth under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-133198) as originally filed with the Securities and Exchange Commission (the “Commission”) on April 11, 2006 and as subsequently amended (the “S-1 Registration Statement”), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.	Exhibits

The following exhibits are filed herewith or incorporated by reference as indicated below:

1. Registrant’s Amended and Restated Articles of Incorporation, incorporated by reference to Exhibit 3.1 of the S-1 Registration Statement;

2. Registrant’s Bylaws, incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement; and

3. Registrant’s form of specimen certificate representing common stock, incorporated by reference to Exhibit 4.1 of the S-1 Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PORTER BANCORP, INC.

Date: September 19, 2006	By:	/s/ Maria L. Bouvette
Maria L. Bouvette President and Chief Executive Officer